Exhibit 23.1

August 4, 2022

We hereby consent to the incorporation by reference into this Post-Effective Amendment No. 1 of our opinion letter that was filed as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-258526) and to the use of our name under the heading “Legal Matters” contained in the prospectus included in this Post-Effective Amendment No. 1. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

/s/ K&L Gates LLP